EXHIBIT 5.1

OPINION OF ROPES & GRAY LLP

Ropes & Gray LLP

One International Place

Boston, MA 02110-2624

February 2, 2004

Genome Therapeutics Corp.

100 Beaver Street

Waltham, Massachusetts 02453

Re: Genome Therapeutics Corp.

Ladies and Gentlemen:

This opinion is furnished to you in connection with a registration statement on Form S-3 (File No. 333-                 ) (the “Registration Statement”) filed February 2, 2004 with the Securities and Exchange Commission (the “Commission”) under Rule 462(b) of the Securities Act of 1933, as amended, for the registration of 2,800,000 shares of common stock, $0.10 par value (the “Securities”), of Genome Therapeutics Corp., a Massachusetts corporation (the “Company”).

We have acted as counsel for the Company in connection with the issuance of the Securities and the preparation of the Registration Statement. For purposes of this opinion, we have examined and relied upon a signed copy of the Registration Statement and such other documents, records, certificates and other instruments as we have deemed necessary.

The opinions expressed below are limited to matters governed by the laws of the Commonwealth of Massachusetts and the federal laws of the United States of America. We express no opinion as to the applicability of the so-called “blue sky” or securities laws of the several states, including the Commonwealth of Massachusetts.

Based upon and subject to the foregoing, we are of the opinion that the Securities have been duly authorized, and when the Securities are issued and sold and the Company has received the consideration described in the prospectus that forms a part of the Registration Statement, the Securities will be validly issued, fully paid and non-assessable.

We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the use of our name therein and in the related prospectus under the caption “Legal Matters”.

This opinion may be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect.

Very truly yours,

/s/ Ropes & Gray LLP